As filed with the Securities and Exchange Commission on August 11, 2020  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AXOVANT GENE THERAPIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1333697
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 1, 3rd Floor 11-12 St. James’s Square London, SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)
Amended and Restated 2015 Equity Incentive Plan
(Full title of the plans)
Corporation Service Company
2711 Centerville Road
Wilmington, DE 19808
(866) 846-8765
(Name, address and telephone number, including area code, of agent for service)
Copies to:

John T. McKenna Alison A. Haggerty	David Nassif Chief Financial Officer
Cooley LLP 3175 Hanover Street Palo Alto, CA 94303 (650) 843-5000	Axovant Sciences, Inc. 11 Times Square, 33rd Floor New York, NY 10018 (212) 271-5392

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, $0.00001 par value per share	2,492,246 shares (2)	$3.01	$7,501,660.46	$973.72
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Axovant Gene Therapies Ltd. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.
(2) Represents an automatic increase equal to 4% of the total number of Common Shares outstanding on March 31st of the two preceding fiscal years to the aggregate number of Common Shares reserved for issuance under, and which annual increase is provided by, the 2015 Plan.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $3.01, which is the average of the high and low prices of the Common Shares as reported on the Nasdaq Global Select Market on August 7, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Axovant Gene Therapies Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,492,246 additional Common Shares under the 2015 Plan, all of which were added pursuant to the provisions of the 2015 Plan that provided for an automatic increase in the number of Common Shares reserved and available for issuance under the 2015 Plan on April 1, 2019 and 2020.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 16, 2018 (Registration No. 333-226877), August 22, 2017 (Registration No. 333-220089), December 30, 2016 (Registration No. 333-215386) and August 11, 2015 (Registration No. 333-206300). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 11, 2015 (Registration No. 333-206300), on December 30, 2016 (Registration No. 333-215386), on August 22, 2017 (Registration No. 333-220089) and on August 16, 2018 (Registration No. 333-226877).
(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on June 10, 2020.
(c) The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020, filed with the Commission on August 11, 2020.

(d)  The Registrant’s Current Reports on Form 8-K filed with the Commission on April 20, 2020, April 24, 2020 and April 29, 2020.

(e) The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on September 5, 2017 (File No. 001-37418) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS
Item 8. Exhibits

			Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation.	S-1	333-204073	3.1	05/11/2015
3.2	Memorandum of Association.	S-1	333-204073	3.2	05/11/2015
3.3	Third Amended and Restated Bye-laws.	8-K	001-37418	3.1	03/26/2020
5.1*	Opinion of Conyers Dill & Pearman Limited as to legality.
10.1	Amended and Restated 2015 Equity Incentive Plan.	8-K	001-37418	10.1	08/22/2017
10.2	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.	S-1/A	333-204073	10.2	05/22/2015
10.3	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.	S-1/A	333-204073	10.3	05/22/2015
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2020.

AXOVANT GENE THERAPIES LTD.

By:	/s/ David Nassif
David Nassif
Principal Financial and Accounting Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Pavan Cheruvu, M.D. and David Nassif, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pavan Cheruvu	Principal Executive Officer and Director	August 11, 2020
Pavan Cheruvu

/s/ David Nassif	Principal Financial and Accounting Officer	August 11, 2020
David Nassif

/s/ Frank Torti	Chairperson	August 11, 2020
Frank Torti

/s/ Berndt Modig	Director	August 11, 2020
Berndt Modig

/s/ Ilan Oren	Director	August 11, 2020
Ilan Oren

/s/ Atul Pande	Director	August 11, 2020
Atul Pande

/s/ Senthil Sundaram	Director	August 11, 2020
Senthil Sundaram

/s/ Eric Venker	Director	August 11, 2020
Eric Venker